EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 22, 2011

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162205) of Beacon Federal Bancorp, Inc. of our report dated June 22, 2011, appearing in the Annual Report on Form 11-K of the Beacon Federal Retirement Savings Plan for the year ended December 31, 2010.

/s/ Dannible & McKee, LLP

Dannible & McKee, LLP
Syracuse, New York